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Exhibit 21.1

LIST OF SUBSIDIARIES

Berkshire Crossing Retail, LLC
Berkshire Crossing Shopping Center, LLC
Bradley Finance Corporation
Bradley Financing Partnership
Bradley Operating Limited Partnership
Bradley Spring Mall Limited Partnership
Bradley Spring Mall, Inc.
Colby Grove Retail, LLC
Grand Traverse Crossing Shopping Center, LLC
Grove Court Shopping Center, LLC
Heritage-Austen Acquisition, Inc.
Heritage Buckingham Place SPE MGR LLC
Heritage Buckingham Place SPE Limited Partnership
Heritage Burlington Square LLC
Heritage Clocktower SPE LLC
Heritage Clocktower SPE MGR Inc.
Heritage Colonial Commons LP
Heritage Colonial Commons GP, LLC
Heritage Colonial Commons Trust
Heritage Colonial Holdings LP
Heritage Colonial Holdings GP, LLC
Heritage Colonial Holdings Trust
Heritage Commonwealth Corp.
Heritage County Line Plaza SPE MGR LLC
Heritage County Line Plaza SPE LLC
Heritage East Richardson GP LLC
Heritage East Richardson Limited Partnership
Heritage Lakes Crossing, LLC
Heritage Mishwaka LLC
Heritage Montgomery SPE LLC
Heritage Montgomery SPE MGR Inc.
Heritage Property Acquisition LLC
Heritage Property Investment Limited Partnership
Heritage Property Investment Trust, Inc.
Heritage Realty Management, Inc.
Heritage Realty Special L.P. Corp.
Heritage Southwest GP LLC
Heritage Southwest Limited Partnership
Heritage SPE Corp.
Heritage SPE Mgr LLC
Heritage SPE LLC
Heritage Spradlin SPE LLC
Heritage Spradlin SPE MGR Inc.
Heritage Trinity Commons SPE MGR LLC
Heritage Trinity Commons SPE Limited Partnership
Heritage Warminster SPE LLC
Heritage Warminster SPE MGR Inc.
Heritage Westwood LLC
Heritage Wolf Creek I, LLC
Heritage Wolf Creek II, LLC
Heritage Wolf Creek III, LLC
Net Manager LLC
NH Heritage Limited Partnership
Pioneer Grand Traverse Company, LLC
Salmon Run Plaza, LLC
Williamson Square Associates Limited Partnership

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LIST OF SUBSIDIARIES